Exhibit 99.1

Vivid Seats Announces Acquisition of Betcha Sports

CHICAGO, IL – December 13, 2021 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats” or the “Company”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today announced it has completed the acquisition of Betcha Sports, Inc. (“Betcha”), a real money sports app with social and gamification features that enhance fans’ connection with their favorite live sports. The upfront purchase price is $25 million in Vivid Seats equity, subject to customary purchase price adjustments, with additional payments of up to $40 million of earnouts that, if earned, will be payable in a mix of cash and equity.

The acquisition of Betcha will allow Vivid Seats to extend its marketplace technology into the online gaming sector, allowing millions of Vivid Seats customers to participate in daily fantasy gaming in a new way. Betcha’s intuitive and simple-to-use interface allows both casual and super fans multiple ways to enjoy the action. Betcha also brings unique social elements that allow fans and friends to play and win together.

“The acquisition of Betcha further strengthens our position as a leading marketplace, accelerating our journey into naturally adjacent areas with engaging features that deliver unique experiences for our customers,” said Stan Chia, Chief Executive Officer of Vivid Seats. “We have been incredibly impressed with their continued growth and are excited to welcome the Betcha team to Vivid Seats, as we combine their new way to play with our desire for fans everywhere to experience it live. We believe this acquisition can significantly increase our TAM, while allowing for customer acquisition synergies with our high interest fan base. I look forward to leveraging our collective expertise and passion to drive enhanced fan engagement through discovery, loyalty, and content to deliver outstanding customer experiences.”

Hanson Wong, Chief Executive Officer of Betcha Sports, said, “Vivid Seats and Betcha share a mutual commitment to helping fans experience the thrill of live events combined with a new and innovative, yet simple way to play. We could not have found a better partner than Stan and the Vivid team, as we introduce a new gaming experience to millions of Vivid Seats customers.”

Additional details on the transaction will be discussed on the Company’s fourth quarter earnings conference call.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live”, the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Vivid Seats has been chosen as the official ticketing partner by some of the biggest brands in the entertainment industry including ESPN, Rolling Stone, and the Los Angeles Clippers. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats is recognized by Newsweek as America’s Best Company for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

About Betcha

Founded in 2018, Betcha Sports, Inc., is a daily fantasy sports (DFS) app, features individual player performance props, with a simple-to-use interface complemented by social and gamification features.

Caution Concerning Forward-Looking Statements

Certain statements made in this document are "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995 with respect to the services offered by Vivid Seats and the markets in which it operates, and Vivid Seats’ projected future results. These forward-looking statements generally are identified by the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," “targets”, "may," "will," "should," “would,” “will be,” “will continue,” “will likely result,” "future," "propose," “strategy,” “opportunity” and variations of these words or similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or are not statements of historical matters are intended to identify forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, guarantees, assurances, predictions or definitive statements of fact or probability regarding future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Vivid Seats’ control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the business combination with Horizon Acquisition Corporation; the inability to obtain or maintain the listing of Vivid Seats’ shares on NASDAQ Global Select Market following the business combination; costs related to the business combination; the risk that the business combination disrupts current plans and operations, business relationships or business generally; Vivid Seats’ ability to manage growth; Vivid Seats’ ability to execute its business plan and meet its projections; potential disruption in Vivid Seats’ employee retention as a result of the transaction; potential litigation, governmental or regulatory proceedings, investigations or inquiries involving Vivid Seats, including in relation to the business combination; changes in applicable laws or regulations and general economic and market conditions impacting demand for Vivid Seats‘ products and services, and in particular economic and market conditions in the live events industry in the markets in which Vivid Seats operates; the ability of Vivid Seats to integrate Betcha’s app successfully into the Vivid Seats’ app, including the timing, nature and expenditures necessary to do so, and to realize the anticipated benefits of its acquisition of Betcha; and other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the business combination, including those under “Risk Factors” therein, and in Vivid Seats’ other filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Vivid Seats assumes no obligation and do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Vivid Seats does not give any assurance that it will achieve its expectations.

Contacts:

Investors

Ashley DeSimone, ICR

Ashley.DeSimone@icrinc.com

Brett Milotte, ICR

Brett.Milotte@icrinc.com

Media

Julia Young, Vivid Seats

Julia.Young@vividseats.com